UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 30, 2025 (December 23, 2025)

ClearOne, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33660	87-0398877
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5225 Wiley Post Way, Suite 500, Salt Lake City, Utah	84116
(Address of principal executive offices)	(Zip Code)

+1 (801) 975-7200

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4©)

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001	CLRO	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).     Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 23, 2025, ClearOne, Inc. (the “Company”) entered into separation and release agreements (each, a “Separation Agreement” an collectively, the “Separation Agreements”) with each of Derek L. Graham and Simon Brewer terminating their previous at-will employment with the Company effective as of December 31, 2025 and simultaneously entered into new employment agreements with each of Messrs. Graham and Brewer (each, an “Employment Agreement” and collectively, the “Employment Agreements”). The Separation Agreements and Employment Agreements were approved by the Company’s Board of Directors.

Mr. Graham’s Separation Agreement provides for a lump sum severance payment equal to twelve (12) weeks of base salary, or $53,077. Mr. Brewer’s Separation Agreement provides for a nominal severance payment of $1.00. Each separation agreement contains customary confidentiality, non-disparagement, cooperation, and release provisions.

Mr. Graham’s new Employment Agreement with the Company provides that he will serve as the Company’s Chief Executive Officer effective as of the first business day of 2026 on January 2, 2026. Under the term’s of Mr. Graham’s new Employment Agreement, he will receive a monthly base salary of $12,500 and is eligible for a retention bonus of $15,000 upon completion of the fixed term, subject to the terms and conditions of the agreement.

Mr. Brewer’s new Employment Agreement with the Company provides that he will serve as the Company’s Chief Financial Officer effective as of January 1, 2026. Under the terms of Mr. Brewer’s new Employment Agreement, Mr. Brewer will receive a sign-on bonus of $75,000, an annual base salary of $300,000 and is eligible for a retention bonus of $60,000 upon completion of a strategic transaction resulting in a change in control, merger or sale of all of substantially all of the assets of the Company.

There was no interruption in the Company’s executive leadership or day-to-day operations as a result of these actions.

The foregoing summaries of the Separation Agreements and Employment Agreements do not purport to be complete and are qualified in their entirety by the full text of the Separation Agreements and Employment Agreements, which are filed as Exhibits 10.1 through 10.4 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 5.07              Submission of Matters to a Vote of Security Holders.

On December 29, 2025, the Company held its 2025 annual meeting of shareholders (the “Annual Meeting”) at which shareholders voted on the two proposals listed below. The final voting results with respect to each proposal are also set forth below. As of December 11, 2025, the record date for the Annual Meeting, there were 2,237,912 shares of common stock issued and outstanding.

1.  Election of Directors: All five directors were re-elected to serve terms expiring at the 2026 annual meeting of shareholders or until their successors are duly elected and qualified.

Nominee	Votes For	Votes withheld
Eric L. Robinson	1,314,191	5,505
Eric Boehnke	1,308,783	10,913
Lisa B. Higley	1,313,880	5,816
Youngsun Park	1,311,463	8,233
Bruce Whaley	1,314,345	5,351

 2. Advisory Vote on the compensation of the Company’s named executive officers: Shareholders approved the compensation of the Company’s named executive officers.

Votes For	Votes Against	Votes Abstained
1,203,662	0	0

Item 9.01              Financial Statements and Exhibits

(d)  Exhibits

Exhibit Number	Exhibit Title
10.1	Separation Agreement by and between ClearOne, Inc. and Derek L. Graham.
10.2	Separation Agreement by and between ClearOne, Inc. and Simon Brewer.
10.3	Employment Agreement by and between ClearOne, Inc. and Derek L. Graham.
10.4	Employment Agreement by and between ClearOne, Inc. and Simon Brewer.
104.1	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEARONE, INC.

Date: December 30, 2025	By:	/s/ Derek Graham
Derek Graham
Chief Executive Officer